Investor Contacts: Rusty Cloutier
  President & CEO or
  Jim McLemore, CFA
  Sr. EVP and CFO
  337.237.8343

Media Contact:      Alex Calicchia
 Chief Marketing Officer
 337.593.3008

MidSouth Bancorp, Inc. Reports First Quarter 2010 Results
•	Strong Capital Position with Total Risk Weighted Capital of 21.9%
•	Net Earnings for Common Shareholders Increased 18.8% Year-Over-Year
•	FTE Net Interest Margin of 4.74% and NPAs/Total Assets a Modest 2.25%

LAFAYETTE, LA., April 27, 2010/PRNewswire-FirstCall/ -- MidSouth Bancorp, Inc. (“MidSouth”) (NYSE Amex: MSL) today reported net earnings available to common shareholders of $1,136,000 for the first quarter of 2010, an increase of 18.8% compared to net earnings available to common shareholders of $956,000 reported for the first quarter of 2009, and an increase of 27.6% compared to $890,000 in net earnings available to common shareholders for the fourth quarter of 2009.  Diluted earnings for the first quarter of 2010 were $0.12 per common share, a decrease of 14.3% from $0.14 per common share reported for the first quarter of 2009, and a decrease of 7.7% from $0.13 per common share reported for the fourth quarter of 2009.  Diluted earnings per share were impacted by our successful public offering of 2.7 million shares in the fourth quarter of 2009.  An additional 405,000 shares were issued in January 2010 as the underwriter for the offering exercised in full their over-allotment option.  Net earnings available to common shareholders was reduced by $299,000 for the first quarter of 2010, compared to $277,000 for the first quarter of 2009 and $300,000 for the fourth quarter of 2009, due to dividends recorded on our Fixed Rate Cumulative Perpetual Preferred Stock, Series A, issued to the U. S. Department of the Treasury on January 9, 2009 under the Capital Purchase Plan.

First quarter 2010 net earnings available to common shareholders compared to the same period for the prior year were positively impacted by a $532,000 decrease in non-interest expense, which offset a $115,000 decrease in quarterly revenues and a $150,000 increase in provision for loan losses.  Quarterly revenues, defined as net interest income and non-interest income, decreased primarily due to a $226,000 reduction in net interest income, which was driven by a decline in earning asset yields and loan volume in quarterly comparison.  The decline in net interest income was partially offset by a $111,000 increase in non-interest income, primarily due to a $60,000 increase in service charges on deposit accounts and a $31,000 increase in ATM/debit card income.  Non-interest expense declined primarily due to decreases of $229,000 in salaries and benefit costs, $143,000 in marketing costs, $87,000 in occupancy expenses, $61,000 in shares tax expense, $52,000 in credit reporting expense, and $50,000 in professional fees associated with a customer relationship management system.  The decrease in salaries and benefit costs resulted primarily from a $237,000 decrease in group health insurance expense.  MidSouth’s partially self-funded group health insurance plan experienced a lower amount of insurance claims for the first quarter of 2010 compared to the first quarter of 2009.

C. R. “Rusty” Cloutier, President and Chief Executive Officer, commenting on earnings results noted, “We are pleased to report an increase in earnings this quarter despite the continued challenges we face with declining loan demand as businesses and individuals are dealing with the current economic cycle.  During this period we have focused on increasing our capital levels, reducing controllable expenses and positioning the organization for acquisition growth opportunities.  We stand ready to serve our commercial and retail customers once demand for credit improves in our markets.  Most importantly, we appreciate the continued vote of confidence given to us by our shareholders, customers, and employees.”
In linked-quarter comparison, net earnings available to common shareholders increased $246,000, primarily due to the $1.15 million provision for loan losses recorded for the first quarter of 2010 compared to the $1.35 million provision for loan losses recorded in the fourth quarter of 2009.  Net interest income increased $59,000 in linked-quarter comparison and non-interest income decreased $45,000.  Net of a $178,000 impairment charge on an equity security recorded in the fourth quarter of 2009, non-interest income decreased $223,000, primarily due to a reduction in service charges on deposit accounts resulting from a lower volume of customer account activity.  Non-interest expense decreased $235,000, primarily due to a $361,000 reduction in group health expense as a result of a lower amount of insurance claims processed in the first quarter of 2010.  Reductions in several other non-interest expense categories, including marketing costs, occupancy expense, and expenses on other real estate owned, offset increases primarily in regulatory and audit fees, data processing expense and third party collection costs in linked-quarter comparison.

Total assets at March 31, 2010 were $974.4 million, compared to $972.1 million in total assets reported at December 31, 2009.   Deposits totaled $770.4 million as of March 31, 2010, compared to $773.3 million on December 31, 2009.  Total loans were $576.2 million, a decrease of $8.8 million, or 1.5%, from the $585.0 million reported as of December 31, 2009.  With the exception of Real Estate Mortgage Loans, which saw a 1.2% linked-quarter increase, all other categories of loans decreased in the quarter as commercial customers used cash flows to pay down debt and continued economic concerns stemmed loan production in both commercial and retail credits.

MidSouth’s leverage capital ratio increased to 14.29% at March 31, 2010 from 13.95% at December 31, 2009.  Tier 1 risk-weighted capital and total risk-weighted capital ratios were 20.68% and 21.91% at March 31, 2010, compared to 19.34% and 20.54% at December 31, 2009, respectively.

Asset Quality. Nonaccrual loans totaled $20.4 million as of March 31, 2010, compared to $15.7 million as of March 31, 2009 and $16.2 million as of December 31, 2009.  The increase in nonaccruals year-over-year and in linked-quarter comparison resulted primarily from the addition of a $4.1 million commercial loan secured by a marine vessel and a first mortgage on residential real estate.  Of the remaining $16.3 million in nonaccrual loans, $11.6 million, or 71.0%, represented two large commercial real estate loan relationships in the Baton Rouge market.  Loans past due 90 days or more and still accruing totaled $0.5 million at March 31, 2010, a decrease of $750,000 from the $1.25 million reported for March 31, 2009 and an increase of $100,000 from the $0.4 million reported for December 31, 2009.  With the addition of the $4.1 million marine vessel loan added to nonaccrual loans, total nonperforming assets to total assets were 2.25% at March 31, 2010, compared to 1.96% at March 31, 2009 and 1.79% at December 31, 2009.

Allowance coverage for nonperforming loans was 37.93% at March 31, 2010, compared to 45.99% at March 31, 2009 and 48.28% at December 31, 2009.  Annualized net charge-offs were
0.85% of total loans for the first quarter of 2010 compared to 0.53% for the first quarter of 2009 and 0.86% for the fourth quarter of 2009.  The ALLL/total loans ratio was 1.37% for both quarters ended March 31, 2010 and December 31, 2009, and was 1.31% at March 31, 2009.

Net Interest Income.   Fully taxable-equivalent (“FTE”) net interest income totaled $10.3 million for the first quarter of 2010, a decrease of 2.6%, or $277,000, from the $10.6 million reported for the first quarter of 2009.  The decrease in FTE net interest income resulted primarily from a decrease in loan volume and yields on loans combined with decreased yields on investment securities in prior year comparison.  Investment yields declined as cash flow from the securities portfolio was reinvested primarily in lower-yielding shorter-term agency and municipal bond securities in 2009 and excess cash held overnight earned interest at a rate of 25 basis points or less.  Deposit rate reductions lowered interest expense in prior year quarterly comparison and partially offset the impact of decreased interest income on earning assets.  As a result, the FTE net interest margin decreased 39 basis points, from 5.13% for the first quarter of 2009 to 4.74% for the first quarter of 2010.

In linked-quarter comparison, FTE net interest income increased $47,000, with decreased interest expense from lowered deposit rates offsetting decreased interest income on earning assets due to lower yields and a decrease in loan volume.  Balance sheet and yield changes in linked-quarter comparison resulted in a 7 basis point increase in the FTE net interest margin, from 4.67% at December 31, 2009 to 4.74% at March 31, 2010.

About MidSouth Bancorp, Inc.
MidSouth Bancorp, Inc. is a bank holding company headquartered in Lafayette, Louisiana with assets of $974 million as of March 31, 2010.  Through our wholly owned subsidiary, MidSouth Bank, N.A., we offer a full range of banking services to commercial and retail customers in south Louisiana and southeast Texas.  MidSouth Bank has 35 locations in Louisiana and Texas and more than 50 ATMs.

Forward-Looking Statements  Certain statements contained herein are forward-looking statements within the meaning of Section 27A of the Securities Act of 1933 and Section 21E of the Securities Exchange Act of 1934 and subject to the safe harbor provisions of the Private Securities Litigation Reform Act of 1995, which involve risks and uncertainties.  These statements include, among others, statements regarding future results, changes in the local and national economy, the work-out of nonaccrual loans and potential acquisitions.  Actual results may differ materially from the results anticipated in these forward-looking statements.  Factors that might cause such a difference include, among other matters, changes in interest rates and market prices that could affect the net interest margin, asset valuation, and expense levels; changes in local economic and business conditions, including, without limitation, changes related to the oil and gas industries, that could adversely affect customers and their ability to repay borrowings under agreed upon terms, adversely affect the value of the underlying collateral related to their borrowings, and reduce demand for loans; the timing and ability to reach any agreement to restructure nonaccrual loans;  increased competition for deposits and loans which could affect compositions, rates and terms; the timing and impact of future acquisitions, the success or failure of integrating operations, and the ability to capitalize on growth opportunities upon entering new markets; loss of critical personnel and the challenge of hiring qualified personnel at reasonable compensation levels; legislative and regulatory changes, including changes in banking, securities and tax laws and regulations and their application by our regulators, changes in the scope and cost of FDIC insurance and other coverages, and changes in the U.S. Treasury’s Capital Purchase Program; and other factors discussed under the heading “Risk Factors” in MidSouth’s Annual Report on Form 10-K for the year ended December 31, 2009 filed with the SEC on March 16, 2010 and in its other filings with the SEC.  MidSouth does not undertake any obligation to publicly update or revise any of these forward-looking statements, whether to reflect new information, future events or otherwise, except as required by law.

MIDSOUTH BANCORP, INC. and SUBSIDIARIES
Condensed Consolidated Financial Information (unaudited)
(in thousands except per share data)

	For the Quarter Ended			For the Quarter Ended
	March 31,		%	December 31,	%
EARNINGS DATA	2010	2009	Change	2009	Change
Total interest income	$11,939	$12,794	-6.7%	$12,253	-2.6%
Total interest expense	2,039	2,668	-23.6%	2,412	-15.5%
Net interest income	9,900	10,126	-2.2%	9,841	0.6%
FTE net interest income	10,322	10,599	-2.6%	10,275	0.5%
Provision for loan losses	1,150	1,000	15.0%	1,350	-14.8%
Non-interest income	3,641	3,530	3.1%	3,686	-1.2%
Non-interest expense	10,734	11,266	-4.7%	10,969	-2.1%
Net earnings before income taxes	1,657	1,390	19.2%	1,208	37.2%
Provision for income tax	222	157	41.4%	18	1133.3%
Net income	1,435	1,233	16.4%	1,190	20.6%
Dividends on preferred stock	299	277	7.9%	300	-0.3%
Net income available to common shareholders	$1,136	$956	18.8%	$890	27.6%

PER COMMON SHARE DATA
Basic earnings per share	$0.12	$0.14	-14.3%	$0.13	-7.7%
Diluted earnings per share	$0.12	$0.14	-14.3%	$0.13	-7.7%
Quarterly dividends per share	$0.07	$0.07	0.0%	$0.07	0.0%
Book value at end of period	$11.87	$11.28	5.2%	$11.81	0.5%
Tangible book value at period end	$10.90	$9.83	10.9%	$10.79	1.0%
Market price at end of period	$16.50	$10.24	61.1%	$13.90	18.7%
Shares outstanding at period end (1)	9,723,268	6,618,220	46.9%	9,318,267	4.3%
Weighted avg shares outstanding
Basic	9,694,617	6,617,341	46.5%	6,888,406	40.7%
Diluted	9,720,055	6,627,367	46.7%	6,906,206	40.7%

AVERAGE BALANCE SHEET DATA
Total assets	$969,292	$922,090	5.1%	$954,441	1.6%
Loans and leases	579,464	600,782	-3.5%	583,756	-0.7%
Total deposits	765,612	758,325	1.0%	776,784	-1.4%
Total common equity (1)	115,350	75,124	53.5%	81,592	41.4%
Total tangible common equity	105,882	65,536	61.6%	72,099	46.9%
Total equity (2)	134,588	92,490	45.5%	100,781	33.5%

SELECTED RATIOS	3/31/2010	3/31/2009		12/31/2009
Annualized return on average assets	0.48%	0.42%	14.3%	0.37%	29.7%
Annualized return on average tangible common equity	4.35%	5.92%	-26.5%	4.90%	-11.2%
Average loans to average deposits	75.69%	79.22%	-4.5%	75.15%	0.7%
Taxable-equivalent net interest margin	4.74%	5.13%	-7.6%	4.67%	1.5%
Leverage capital ratio (1) (2)	14.29%	10.66%	34.1%	13.95%	2.4%

CREDIT QUALITY
Allowance for loan losses (ALLL)as a % of total loans	1.37%	1.31%	4.6%	1.37%	0.0%
Nonperforming assets to total equity + ALLL	15.34%	17.79%	-13.8%	12.68%	21.0%
Nonperforming assets to total loans, other real estate
owned and other foreclosed assets	3.79%	3.02%	25.5%	2.97%	27.6%
Annualized net YTD charge-offs to total loans	0.85%	0.53%	60.8%	0.86%	-0.9%

(1) On December 22, 2009, the Company completed an underwritten capital offering of 2.7 million shares of common stock at $12.75 per share.
On January 7, 2010, the underwriters of the offering exercised their overallotment option and the Company issued an additional 405,000 of common stock at $12.75.
(2) On January 9, 2009, the Company participated in the Capital Purchase Plan of the U. S. Department of the Treasury, which added $20 million in capital in the form of preferred stock.

MIDSOUTH BANCORP, INC. and SUBSIDIARIES
Condensed Consolidated Financial Information (unaudited)
(in thousands)

BALANCE SHEET	March 31,	March 31,	%	December 31,	September 30,
	2010	2009	Change	2009	2009
Assets
Cash and cash equivalents	$56,895	$44,981	26.5%	$23,350	$62,585
Securities available-for-sale	262,196	212,515	23.4%	271,808	218,795
Securities held-to-maturity	2,068	4,677	-55.8%	3,043	3,218
Total investment securities	264,264	217,192	21.7%	274,851	222,013
Time deposits held in banks	15,060	1,023	1372.1%	26,122	16,023
Other investments	4,899	4,308	13.7%	4,902	4,428
Total loans	576,250	597,209	-3.5%	585,042	588,589
Allowance for loan losses	(7,917)	(7,802)	1.5%	(7,995)	(8,015)
Loans, net	568,333	589,407	-3.6%	577,047	580,574
Premises and equipment	37,955	40,219	-5.6%	38,737	39,049
Goodwill and other intangibles	9,457	9,572	-1.2%	9,483	9,508
Other assets	17,548	16,389	7.1%	17,650	13,650
Total assets	$974,411	$923,091	5.6%	$972,142	$947,830

Liabilities and Stockholders' Equity
Non-interest bearing deposits	175,861	198,803	-11.5%	175,173	181,115
Interest-bearing deposits	594,586	570,625	4.2%	598,112	590,976
Total deposits	770,447	769,428	0.1%	773,285	772,091
Securities sold under agreements to
repurchase and other short term
borrowings	48,146	37,612	28.0%	48,758	55,366
Junior subordinated debentures	15,465	15,465	0.0%	15,465	15,465
Other liabilities	5,634	6,875	-18.1%	5,357	7,466
Total liabilities	839,692	829,380	1.2%	842,865	850,388
Total shareholders' equity (1)	134,719	93,711	43.8%	129,277	97,442
Total liabilities and shareholders' equity	$974,411	$923,091	5.6%	$972,142	$947,830

(1) On December 22, 2009, the Company completed an underwritten capital offering of 2.7 million shares of common stock at $12.75 per share. On January 7, 2010, the underwriters of the offering exercised their overallotment option and the Company issued an additional
405,000 of common stock at $12.75. On January 9, 2009, the Company participated in the Capital Purchase Plan of the U. S. Department of the Treasury, which added $20 million in capital.

MIDSOUTH BANCORP, INC. and SUBSIDIARIES
Condensed Consolidated Financial Information (unaudited)
(in thousands except per share data)

	Three Months Ended
EARNINGS STATEMENT	March 31,		%
	2010	2009	Change

Interest income	$11,939	$12,794	-6.7%
Interest expense	2,039	2,668	-23.6%
Net interest income	9,900	10,126	-2.2%
Provision for loan losses	1,150	1,000	15.0%
Service charges on deposit accounts	2,448	2,387	2.6%
Other charges and fees	1,193	1,143	4.4%
Total non-interest income	3,641	3,530	3.1%
Salaries and employee benefits	5,250	5,479	-4.2%
Occupancy expense	2,248	2,335	-3.7%
FDIC premiums	315	301	4.7%
Other non-interest expense	2,921	3,151	-7.3%
Total non-interest expense	10,734	11,266	-4.7%
Income before income taxes	1,657	1,390	19.2%
Provision for income taxes	222	157	41.4%
Net earnings	1,435	1,233	16.4%
Dividends on preferred stock	299	277	7.9%
Net earnings available to common shareholders	$1,136	$956	18.8%

Earnings per common share, diluted	$0.12	$0.14	-14.3%

MIDSOUTH BANCORP, INC. and SUBSIDIARIES
Condensed Consolidated Financial Information (unaudited)
(in thousands except per share data)

EARNINGS STATEMENT	First	Fourth	Third	Second	First
QUARTERLY TRENDS	Quarter	Quarter	Quarter	Quarter	Quarter
	2010	2009	2009	2009	2009
Interest income	$11,939	$12,253	$12,498	$12,496	$12,794
Interest expense	2,039	2,412	2,566	2,574	2,668
Net interest income	9,900	9,841	9,932	9,922	10,126
Provision for loan losses	1,150	1,350	1,000	2,100	1,000
Net interest income after provision for loan loss	8,750	8,491	8,932	7,822	9,126
Total non-interest income	3,641	3,686	3,972	3,858	3,530
Total non-interest expense	10,734	10,969	11,326	11,132	11,266
Income before income taxes	1,657	1,208	1,578	548	1,390
Income taxes (benefit)	222	18	147	(197)	157
Net income	1,435	1,190	1,431	745	1,233
Dividends on preferred stock	299	300	299	299	277
Net income available to common shareholders	$1,136	$890	$1,132	$446	$956

Earnings per share, diluted	$0.12	$0.13	$0.17	$0.07	$0.14

MIDSOUTH BANCORP, INC. and SUBSIDIARIES
Condensed Consolidated Financial Information (unaudited)
(in thousands)

COMPOSITION OF LOANS	March 31,	March 31,	%	December 31,	September 30,
	2010	2009	Change	2009	2009

Commercial, financial, and agricultural	$189,127	$204,293	-7.4%	$192,347	$196,436
Lease financing receivable	6,398	7,377	-13.3%	7,589	7,112
Real estate - mortgage	268,302	236,594	13.4%	265,175	264,242
Real estate - construction	39,258	64,389	-39.0%	39,544	37,403
Installment loans to individuals	72,211	83,626	-13.7%	79,476	82,138
Other	954	930	2.6%	911	1,258
Total loans	$576,250	$597,209	-3.5%	$585,042	$588,589

MIDSOUTH BANCORP, INC. and SUBSIDIARIES
Condensed Consolidated Financial Information (unaudited)
(in thousands)

ASSET QUALITY DATA	March 31,	March 31,	%	December 31,	September 30,
	2010	2009	Change	2009	2009

Nonaccrual loans	$20,362	$15,713	29.6%	$16,183	$15,520
Loans past due 90 days and over	508	1,250	-59.4%	378	1,600
Total nonperforming loans	20,870	16,963	23.0%	16,561	17,120
Other real estate owned	927	843	10.0%	792	758
Other foreclosed assets	81	255	-68.2%	51	89
Total nonperforming assets	$21,878	$18,061	21.1%	$17,404	$17,967

Nonperforming assets to total assets	2.25%	1.96%	14.8%	1.79%	1.90%
Nonperforming assets to total loans +
OREO + other foreclosed assets	3.79%	3.02%	25.5%	2.97%	3.05%
ALLL to nonperforming loans	37.93%	45.99%	-17.5%	48.28%	46.82%
ALLL to total loans	1.37%	1.31%	4.6%	1.37%	1.36%

Year-to-date charge-offs	$1,281	$856	49.6%	$5,268	$3,872
Year-to-date recoveries	53	71	-25.4%	227	201
Year-to-date net charge-offs	$1,228	$785	56.4%	$5,041	$3,671
Annualized net YTD charge-offs to total loans	0.85%	0.53%	62.1%	0.86%	0.83%

MIDSOUTH BANCORP, INC. AND SUBSIDIARIES
Condensed Consolidated Financial Information (unaudited)
(in thousands)

YIELD ANALYSIS	Three Months Ended			Three Months Ended
	March 31, 2010			March 31, 2009

		Tax			Tax
	Average	Equivalent	Yield/	Average	Equivalent	Yield/
	Balance	Interest	Rate	Balance	Interest	Rate

Taxable securities	$152,215	$1,000	2.63%	$101,777	$1,146	4.50%
Tax-exempt securities	111,746	1,447	5.18%	119,825	1,614	5.39%
Other investments and interest bearing
deposits	13,425	41	1.22%	4,356	33	3.03%
Federal funds sold	261	-	-	1,587	1	0.25%
Time deposits in other banks	26,114	74	1.15%	9,023	75	3.37%
Loans	579,464	9,799	6.86%	600,782	10,398	7.02%
Total interest earning assets	883,225	12,361	5.68%	837,350	13,267	6.43%
Noninterest earning assets	86,067			84,740
Total assets	$969,292			$922,090

Interest bearing liabilities:
Deposits	$595,613	$1,567	1.07%	$566,005	2,174	1.56%
Repurchase agreements	44,001	226	2.05%	28,563	200	2.80%
Federal funds purchased	987	2	0.81%	2,336	5	0.86%
Other borrowings	2,766	3	0.44%	18,756	23	0.50%
Junior subordinated debentures	15,465	241	6.23%	15,465	266	6.88%
Total interest bearing liabilities	658,832	2,039	1.26%	631,125	2,668	1.71%
Noninterest bearing liabilities	175,872			198,475
Shareholders' equity	134,588			92,490
Total liabilities and shareholders' equity	$969,292			$922,090

Net interest income (TE) and margin		$10,322	4.74%		$10,599	5.13%

Net interest spread			4.42%			4.72%

MIDSOUTH BANCORP, INC. and SUBSIDIARIES
Reconciliation of Non-GAAP Financial Measures
(in thousands except per share data)

	For the Quarter Ended
	March 31,	March 31,	December 31,
Per Common Share Data	2010	2009	2009

Book value per common share	$11.87	$11.28	$11.81
Effect of intangible assets per share	0.97	1.45	1.02
Tangible book value per common share	$10.90	$9.83	$10.79

Average Balance Sheet Data

Total equity	$134,588	$92,490	$100,781
Preferred equity	19,238	17,366	19,189
Total common equity	$115,350	$75,124	$81,592
Intangible assets	9,468	9,588	9,493
Tangible common equity	$105,882	$65,536	$72,099

     Certain financial information included in the earnings release and the associated Condensed Consolidated Financial Information (unaudited) is determined by methods other than in accordance with GAAP. The non-GAAP financial measure above is calculated by using "tangible common equity," which is defined as total common equity reduced by intangible assets. "Tangible book value per common share" is defined as tangible common equity divided by total common shares outstanding.

     We use non-GAAP measures because we believe they are useful for evaluating our financial condition and performance over periods of time, as well as in managing and evaluating our business and in discussions about our performance. We also believe these non-GAAP financial measures provide users of our financial information with a meaningful measure for assessing our financial condition as well as comparison to financial results for prior periods. These results should not be viewed as a substitute for results determined in accordance with GAAP, and are not necessarily comparable to non-GAAP performance measures that other companies may use.